PROXY

Special Meeting of ValueClick Stockholders, __________, 2001

This Proxy is Solicited on Behalf of the Board of Directors of
ValueClick, Inc.

  The undersigned hereby appoints James R. Zarley and Sam Paisley and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all shares of common stock, par value $0.001 per share, of ValueClick, Inc., a Delaware corporation, that the undersigned would be entitled to vote at ValueClick's Special Meeting of Stockholders to be held on ______, 2001, 10:00 a.m. local time, at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, or at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of the Special Meeting as stated hereon, hereby revoking any proxy heretofore given.

The undersigned acknowledges receipt of the Notice of the Special Meeting and the accompanying Joint Proxy Statement/Prospectus.

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Please mark your votes as indicated in this example	/x/
	FOR	AGAINST	ABSTAIN
1. Approval of the Agreement and Plan of Merger, dated as of July 1, 2001, by and among ValueClick, Inc., Mars Acquisition Corp. and Mediaplex, Inc.	/ /	/ /	/ /
Withhold discretionary authority.	/ /

                      The Board of Directors recommends a vote IN FAVOR OF the above-listed proposal.

                      THIS PROXY WILL BE VOTED IN FAVOR OF THE ABOVE-LISTED PROPOSAL IF NO SPECIFICATION IS MADE.

                      Please sign exactly as the name appears hereon. Joint owners should each sign.

                      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      Date: ____________________________________________

                      Signature _________________________________________

                      Date: ____________________________________________

                      Signature _________________________________________

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